SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported):	March 21, 2007 (March 16, 2007)

ALERIS INTERNATIONAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	1-7170	75-2008280
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25825 Science Park Drive, Suite 400 Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 910-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 16, 2007, the Company entered into a First Amendment (the “First Amendment”) to the Term Loan Agreement, dated as of August 1, 2006 and amended and restated as of December 19, 2006 by and among the Company, the Company’s wholly owned subsidiary Aleris Deutschland Holding GmbH, the lenders from time to time party to the Term Loan Agreement, and Deutsche Bank AG New York Branch, as Administrative Agent (the “Term Loan Agreement”). Pursuant to the First Amendment, the pricing grid for loans under the Term Loan Agreement has been reduced by 37.5 basis points. In addition, the First Amendment provides that in the case of certain future repricing transactions, the Company will pay the existing lenders under the Term Loan Agreement a fee equal to 1% of the aggregate principal amount of all loans prepaid, converted or outstanding in the repricing transaction.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 21, 2007

Aleris International, Inc.

By:	Michael D. Friday
Executive Vice President and Chief Financial Officer